Exhibit 3.9

NUVEEN INVESTMENTS ADVISERS INC.

BYLAWS

ARTICLE I.

CORPORATE OFFICES

Section 1.                                           Delaware Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 2.                                           Other Offices. The corporation may also have offices at such other places, both within and outside the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1.                                           Time and Place. A meeting of stockholders for any purpose may be held at such time and place, within or outside the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.                                           Annual Meetings. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which the stockholders shall elect a board of directors and transact such other business as may properly come before the meeting.

Section 3.                                           Special Meetings. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, may be called by the managing executive director and shall be called by the managing executive director or secretary at the request in writing of a majority of the whole board of directors, or at the request in writing of stockholders owning a majority of the capital stock of the corporation outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 4.                                           Notice of Meetings. Written notice of a meeting, annual or special, stating the place, date and hour of the meeting, and in the case of a special meeting stating the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days, or if a vote of stockholders on a merger or consolidation is one of the stated purposes of the meeting, not less than twenty nor more than sixty days before the date of the meeting.

Section 5.                                           Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare or cause to be prepared and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held: The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 6.                                           Quorum. The holders of a majority of the stock outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business, except as otherwise required by law or by the certificate of incorporation. If, however, such quorum shall not be present or represented at a meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7.                                           Required Vote. Each election of directors or others shall be determined by a plurality vote, and, except as otherwise required by law or by the certificate of incorporation, each other matter shall be determined by the affirmative vote of a majority of the shares present in person or represented by proxy.

Section 8.                                           Voting. Unless otherwise required by law or by the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 9.                                           Action by Written Consent. Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes mat would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation. Every written consent shall bear the date of signature of each stockholder or member who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the corporation in the manner required by this section, written consents signed by a sufficient number of holders or members to take action are delivered to the corporation. Delivery to the corporation shall be made to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III.

DIRECTORS

Section 1.                                           Number and Term. The number of directors constituting the whole board shall be two (2). Directors shall be elected at annual meetings of stockholders, except as provided in Section 2 of this article, and each director shall hold office until a successor is elected and qualified or until that director’s earlier resignation or removal. Directors need not be stockholders.

Section 2.                                           Vacancies. Except as otherwise required by law or by the certificate of incorporation, any vacancy on the board of directors, including a newly created directorship, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If there are no directors in office, then an election of directors may be held in the manner provided by law.

Section 3.                                           Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 4.                                           Place of Meetings. The board of directors of the corporation may hold meetings, both regular and special, either within or outside the state of Delaware.

Section 5.                                           Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately following and at the same place as the annual meeting of stockholders. In the event such meeting is not held at the time and place specified in the preceding sentence, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board or as shall be specified in written waivers signed by all of the directors. Other regular meetings of the board may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 6.                                           Special Meetings. Special meetings of the board of directors may be called by the managing executive director and shall be called by the managing executive director or secretary on the written request of two directors, on not less then two days’ notice to each director, either personally or by mail or by facsimile or by telegram or by overnight courier.

Section 7.                                           Quorum. At any meeting of the board of directors a majority of the whole board of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as otherwise required by law or by the certificate of incorporation. If there is not a quorum at a meeting of the board, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 8.                                           Action by Written Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at a meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 9.                                           Participation with Communications Equipment. Unless otherwise restricted by law or by the certificate of incorporation or these bylaws, members of the board of directors, or of any committee designated by the board of directors, may participate in a meeting of the board of directors, or of any committee, by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting by such means shall constitute presence at the meeting.

Section 10.                                    Committees of Directors. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require the seal; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger. Each committee shall keep regular minutes of its meetings and shall furnish them to the board of directors when required.

Section 11.                                    Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The receipt of such compensation shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. The directors may be reimbursed for any expenses of attending meetings of the board of directors and of committees of the board.

ARTICLE IV.

NOTICES

Section 1.                                           Method of Giving Notice. Whenever, under any provision of law or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, such notice may be given in writing by mail. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to such director or stockholder, at that person’s address as it appears on the records of the corporation. Notice to directors may also be given by telegram or via facsimile or via overnight courier.

Section 2.                                           Waiver of Notice. Whenever notice is required to be given under any provision of law or of the certificate of incorporation or of these bylaws, a written waiver of such notice, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V.

OFFICERS

Section 1.                                           Offices. The officers of the corporation, shall be elected by the board of directors and shall be a chairman, president, a secretary and a treasurer. In addition, the board of directors may elect one or more managing directors, vice presidents, and one or more assistant secretaries, assistant treasurers and other subordinate officers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

Section 2.                                           Annual Election. The board of directors at its first meeting after each annual meeting of stockholders shall elect a managing executive director, a secretary and a treasurer. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.

Section 3.                                           Additional Officers. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4.                                           Compensation of Officers. The compensation of all officers and agents of the corporation shall be fixed by or under the direction of the board of directors.

Section 5.                                           Term of Office and Vacancy. Each officer shall hold office until a successor is chosen and qualifies or until the officer’s earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 6.                                           Chairman. The chairman (a) shall be the principal executive officer of the corporation, (b) shall preside at all meetings of the stockholders and the board of directors, (c) shall have general management oversight of the business and affairs of the corporation, (d) shall see that all orders and resolutions of the board of directors are carried into effect and (e) shall have the power to execute bonds, mortgages and other contracts, agreements and instruments, except where required or permitted by law to be otherwise signed and executed or where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Section 7.                                           Vice Chairman. Each vice chairman shall perform such other duties and have such powers as the board of directors may prescribe from time to time.

Section 8.                                           President. The president (a) shall, in the absence of the chairman, be the principal executive officer of the corporation, (b) shall preside at all meetings of the stockholders and the board of directors, (c) shall have general management oversight of the business and affairs of the corporation, (d) shall see that all orders and resolutions of the board of directors are carried into effect and (e) shall have the power to execute bonds, mortgages and other contracts, agreements and instruments, except where required or permitted by law to be otherwise signed and executed or where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Section 9.                                           Vice Presidents. Each vice president shall perform such other duties and have such powers as the board of directors may prescribe from time to time.

Section 10.                                    Secretary. The secretary shall (a) attend all meetings of the board of directors and all meetings of the stockholders and record all of the proceedings of the meetings of the board of directors and of the stockholders in a book to be kept for that purpose and perform like duties for the standing committees when required, (b) give, or cause to be given, notice of all special meetings of the board of directors and all meetings of the stockholders and (c) perform such other duties as may be prescribed by the board of directors or the managing executive director, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the corporation and shall have authority to affix it to any instrument requiring the seal, and when so affixed, the seal may be attested by the signature of such officer. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by signature.

Section 11.                                    Assistant Secretaries. The assistant secretary (or if there be more than one, the assistant secretaries in the order determined by the board of directors, or if there be no such determination, then in the order of their most recent election or appointment) shall, in the absence of the secretary or in the event of the disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the managing executive director may from time to time prescribe.

Section 12.                                    Treasurer. The treasurer shall (a) have custody of the corporate funds and securities, (b) keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, (c) deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors, (d) disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, (e) render to the managing executive director and the board of directors, at its regular meetings, or when the board of directors so requests, an account of all the transactions of the treasurer and of the financial condition of the corporation, and (f) perform such other duties and have such other powers as the board of directors or the managing executive director may from time to time prescribe.

Section 13.                                    Assistant Treasurers. The assistant treasurer (or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, or if there be no such determination, then in the order of their most recent election or appointment) shall, in the absence of the treasurer or in the event of the disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors or the managing executive director may from time to time prescribe.

ARTICLE VI.

STOCK CERTIFICATES

Section 1.                                           Right of Holder to Certificate. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the managing executive director or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by the holder in the corporation.

Section 2.                                           Facsimile Signatures. Any or all of the signatures on the certificate may be facsimile. In the event any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the corporation with the same effect as if he were such officer at the date of issue.

Section 3.                                           Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of mat fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the legal representative of the owner, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation in connection with the certificate alleged to have been lost, stolen or destroyed, or both.

Section 4.                                           Registration of Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its stock records.

Section 5.                                           Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by this chapter, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation as prescribed by these bylaws. If no record date has been fixed by the board of directors and prior action by the board of directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 6.                                           Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered in its stock records as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

ARTICLE VII.

OTHER PROVISIONS

Section 1.                                           Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation and requirements of law.

Section 2.                                           Signatures on Checks and Notes. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 3.                                           Fiscal Year. The fiscal year of the corporation shall end on December 31 of each year.

Section 4.                                           Seal. The corporate seal shall be inscribed with the name of the corporation and the words “Corporate Seal” and “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 5.                                           Indemnification of Directors, Officers and Others; Insurance. Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director or officer (or equivalent) of another corporation, partnership, joint venture, trust or other enterprise (and the heirs, executors, administrators and estates of any such persons), shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended, except as to any action, suit or proceeding brought by or on behalf of the director or officer of the corporation without prior approval of the board of directors. Each person who is or was an employee or agent of this corporation, and each person who serves or has served at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be similarly indemnified at the discretion of the board of directors. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, this section 5 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability, or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability, or loss under the General Corporation Law of the State of Delaware.

ARTICLE VIII.

AMENDMENTS

These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws was contained in the notice of such special meeting.